   As filed with the Securities and Exchange Commission on January 23, 1998.
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------

                            Corporate Express, Inc.
                            -----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Colorado                                        84-0978360
---------------------------------------------              -------------------
(STATE OR OTHER JURISDICTION OF INCORPORATION              (I.R.S. EMPLOYER
OR ORGANIZATION)                                           IDENTIFICATION NO.)

       1 Environmental Way
       Broomfield, Colorado                                     80021-3416
---------------------------------------------              -------------------
ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


 Non-Qualified Stock Option Agreement for Former Optionholder of Data Documents
 ------------------------------------------------------------------------------
                                 Holdings, Inc.
                                 --------------
                            (FULL TITLE OF THE PLAN)

                                  Jirka Rysavy
                            Chief Executive Officer
                            Corporate Express, Inc.
                              1 Environmental Way
                        Broomfield, Colorado 80021-3416
                        -------------------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (303) 664-2000
                                 --------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                with a copy to:
                            Rhonda R. Cohen, Esquire
                       Ballard Spahr Andrews & Ingersoll
                         1735 Market Street, 51st Floor
                     Philadelphia, Pennsylvania 19103-7599
                                 (215) 665-8500

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

---------------------------------------------------------------------------
                                     Proposed      Proposed
Title of                             Maximum       Maximum
Securities             Amount        Offering     Aggregate     Amount of
to be                   to be       Price Per      Offering    Registration
Registered           Registered      Share(1)      Price(1)        Fee
---------------------------------------------------------------------------
Common Stock,
par value $.0002
per share            182,397(2)     $8.09         $1,475,592   $435.30
---------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(c) and (h), on the basis of the average of the high and low prices of Corporate Express, Inc. Common Stock on January 15, 1998, as reported on the Nasdaq National Market.

(2) Such number represents additional shares of Common Stock initially issuable upon exercise of options granted under the Non-Qualified Stock Option Agreement for Former Optionholder of Data Documents Holdings, Inc.
     Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover such indeterminate number of shares of Common Stock as may be issued thereunder from time to time by reason of adjustments to prevent dilution resulting from stock splits, stock dividends and similar transactions as described in the Non-Qualified Stock Option Agreement for Former Optionholder of Data Documents Holdings, Inc.

     Part I and Items 3-7 and 9 of Part II of Corporate Express, Inc.'s Registration Statement on Form S-8 (File No. 333-43193) are incorporated by reference herein pursuant to Instruction E of Form S-8.

ITEM 8.  EXHIBITS.
         --------

          4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1, Reg. No. 33-81924)

          5.1       Opinion of Ballard Spahr Andrews & Ingersoll

          23.1      Consent of Coopers & Lybrand L.L.P.

          23.2      Consent of Ballard Spahr Andrews & Ingersoll (contained in
                    Exhibit 5.1)

          24.1      Power of Attorney (previously filed)

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado on January 23, 1998.


                                    CORPORATE EXPRESS, INC.


                                    By /s/ Jirka Rysavy
                                       -------------------------------------
                                      Jirka Rysavy, Chairman of the Board
                                      and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                   Title                   Date
      ---------                   -----                   ----

/s/Jirka Rysavy              Chairman of the Board     January 23, 1998
--------------------         and Chief Executive
Jirka Rysavy                 Officer (Principal
                             executive officer)


/s/ Robert L. King           President, Chief          January 23, 1998
--------------------         Operating Officer and
Robert L. King               Director


/s/Sam R. Leno               Executive Vice            January 23, 1998
--------------------         President
Sam R. Leno                  and Chief Financial
                             Officer (Principal
                             financial officer)

/s/ Joanne C. Farver         Vice President and        January 23, 1998
----------------------       Controller (Principal
Joanne C. Farver             accounting officer)


*                            Director                  January 23, 1998
-----------------------
Janet A. Hickey


*                            Director                  January 23, 1998
-----------------------
James P. Argyropoulos


*                            Director                  January 23, 1998
-----------------------
Mo Siegel

*By:/s/Gary M. Jacobs
    -------------------
    Gary M. Jacobs
    Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION                                                 PAGE
------         -----------                                                 ----

4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1, Reg. No. 33-81924)

5.1            Opinion of Ballard Spahr Andrews & Ingersoll

23.1           Consent of Coopers & Lybrand L.L.P.

23.2           Consent of Ballard Spahr Andrews & Ingersoll
               (contained in Exhibit 5.1)

24.1           Power of Attorney (previously filed)